Exhibit 99.1

Duraswitch Announces Fourth Quarter and Year-End 2004 Results

          PHOENIX, March 17 /PRNewswire-FirstCall/ -- Duraswitch (Nasdaq: DSWT), a developer and licensor of electronic switch technologies, today announced financial results for the three months and year ended December 31, 2004.

          Duraswitch reported a net loss of $1.27 million, or $0.13 per share, for the year ended December 31, 2004, compared to a net loss of $2.55 million, or $0.27 per share, for fiscal 2003.  Net loss for 2004 included an impairment charge of $500,000 for our note receivable and funding commitment with Active Recognition Technologies, which was taken in the fourth quarter.  Net loss for 2004, excluding the impairment charge, was $772,000.

          Revenue for 2004 was $1.76 million, generating a gross profit of $1.57 million.  Revenue during 2004 included $1 million from Delphi Corp. related to the first payment of the minimum royalty commitments in Delphi’s exclusive license agreement for the automotive industry.  Revenue for the comparable fiscal period in 2003 was $760,000, generating a gross profit of $657,000.

          For the three months ended December 31, 2004, Duraswitch reported a net loss of $924,000 or $0.10 per share, compared to a net loss of $529,000, or $0.06 per share, for the three months ended December 31, 2003.  Revenue for the three months ended December 31, 2004 was $198,000, which generated a gross profit of $149,000.  Revenue for the three-month period ended December 31, 2003 was $247,000, which generated a gross profit of $205,000.

          Gross profit was 89% in 2004 versus 86% for fiscal 2003.  Margins vary depending on the mix of different technologies used by licensees and the Delphi minimum payments do not have any cost of goods sold.  Duraswitch receives a per-switch royalty from licensees’ use of Duraswitch technologies in their customers’ products.  In 2004, Delphi made up 80% of licensing revenue.  The majority of non-exclusive revenue was related to revenue from our PushGate(R) pushbutton technology and was generated through 26 different licensees.

          Bob Brilon, Duraswitch CEO, said, “Our exclusive license agreement with Delphi was clearly an important part of our year.  The $1 million payment strengthened our cash position, and future minimum royalty payments put us in clear sight of profitability.

          “Revenue through non-exclusive licensees was relatively flat.  While we had hoped to see a quicker ramp-up in this revenue, licensees have submitted a number of designs for new applications during 2004 but none that put high volume production into the 2004 revenues.  We see the base of applications using our technologies growing and we continue to support our licensees to maintain that annuity as well as bring new opportunities for higher volume business.  Dawar, which became a licensee in 2004, is working with a major medical OEM to custom design our patented thiNcoder technology for a consumer medical device.  We anticipate production for this project to be significant for thiNcoder technology,” Brilon continued.

          Licensees submitted 77 design reviews during 2004 versus 96 in 2003. Design reviews are generally the step before a project goes to prototype with potential production following.  Some of the new designs received during the fourth quarter include controls for electrical test equipment, radio broadcast stations, commercial blenders, surgical beds, veterinary medical equipment, hearing test devices, CNC machinery, gas pumps, adhesive dispensing machines, and home heating equipment.

          Total operating expenses for 2004 included $1.91 million for selling, general and administrative expenses, $472,000 for research, development and commercial application and engineering, and $500,000 recorded as an impairment loss on our note receivable and funding commitment with Active Recognition Technologies.  Operating expenses for 2004, excluding the impairment charge, were $2.38 million compared to $3.22 million during fiscal 2003.

          “Our strategy is to leverage our licensing model with additional licensable technologies.  This strategy was implemented this year with our announced agreement to acquire Active Recognition Technologies (ART), a developer of vehicle and license plate recognition software, upon ART’s achievement of certain revenue and profit milestones.  However, we do not believe ART will meet these milestones in the timeframe indicated in the agreement.  At this point, we do not expect to close an acquisition on the previously announced terms, and cannot determine at this time if we will agree upon new terms.  Since there is no assurance that ART will be able to repay the convertible debt, we have taken an impairment charge of $500,000 in the fourth quarter.  We have not committed any additional debt funding to ART beyond the $500,000,” concluded Brilon.

          Duraswitch will continue to evaluate the potential for ART’s software, and will continue to market the software under its commission fee agreement with ART.  The company has also signed an agreement with ART allowing it to market the license plate recognition software directly to customers.

          Duraswitch’s cash position at December 31, 2004 was $2.83 million and the company has no debt.

          About Duraswitch
          Duraswitch is a licensor of patented, enabling technologies.  The company was founded to commercialize a novel new electronic switch technology -- pushbuttons, rotary dials, mouse controls -- that can be used in a wide range of applications.  Licensing its intellectual property to established switch manufacturers and OEMs, Duraswitch brings together its expertise in switch design with their marketing and manufacturing capabilities.  Duraswitch has executed license agreements with 30 manufacturers worldwide including Siemens AG and Delphi Corp.  The Duraswitch business model can be used for the commercialization of additional innovative technologies to commercialization partners.  Visit www.duraswitch.com or call 480.586.3300 for more information.

          This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, statements regarding our ability to reach profitability, licensees’ ability to successfully market and manufacture products using our technologies, increasing revenues through the commercialization of designs through our licensees, and our ability to leverage our licensing model with new technologies.  Risks and uncertainties that could cause results of operations to differ materially from those projected include Delphi’s non-performance under their exclusive license agreement, lack of market acceptance of our technologies, underestimating the length of time required to develop sufficient licensing revenue to create a net profit, unanticipated expenses related to protecting our intellectual property, increased sales and marketing expenses and other uncertainties described from time to time in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year-ended December 31, 2003.  These forward-looking statements represent our beliefs as of the date of the press release and we disclaim any intent or obligation to update these forward-looking statements.

DURASWITCH INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002

NET REVENUE:
Licensing	$1,757,053	$759,912	$747,494
Product	—	—	24,675
Total net revenue	1,757,053	759,912	772,169
COST OF GOODS SOLD:
Licensing	187,547	103,304	156,406
Product	—	—	—
Total cost of goods sold	187,547	103,304	156,406
Gross profit	1,569,506	656,608	615,763
OPERATING EXPENSES:
Selling, general and administrative	1,907,034	2,299,750	2,857,609
Research, development and commercial application engineering	472,485	917,610	2,614,905
Impairment loss on note receivable	500,000	—	—
Total operating expenses	2,879,519	3,217,360	5,472,514
LOSS FROM OPERATIONS	(1,310,013)	(2,560,752)	(4,856,751)
OTHER INCOME -- Net	37,935	10,191	150,699
NET LOSS	$(1,272,078)	$(2,550,561)	$(4,706,052)
NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.13)	$(0.27)	$(0.49)
WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	9,603,717	9,591,090	9,532,463

CONDENSED CONSOLIDATED BALANCE SHEET DATA
DECEMBER 31, 2004 AND 2003

	2004	2003

Cash and cash equivalents	$2,832,455	$4,256,978
Total assets	4,667,382	6,243,304
Long-term debt, net of current portion	—	—
Total stockholders’ equity	$3,128,377	$4,372,995

RECONCILIATION TO GAAP FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2004

	GAAP	Impairment Loss (1)	Pro Forma

Total operating expenses	$2,879,519	$(500,000)	$2,379,519
Net loss	(1,272,078)	(500,000)	(772,078)

(1) Relates to impairment loss on note receivable.

SOURCE  Duraswitch
          -0-                                        03/17/2005
          /CONTACT:  Heather Beshears, Vice President, Corporate Communications of Duraswitch Industries, Inc., +1-480-586-3357, heather@duraswitch.com/
          /Web site:  http://www.duraswitch.com /
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